EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form S-11 of our report dated April 15, 2004, relating to the financial statements of Wyndham Acquisition Hotels, included in the Registration Statement on Form S-11 (No. 333-117141) and related Prospectus of Sunstone Hotel Investors, Inc. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

August 19, 2004